UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 16, 2021, in connection with his resignation from Ocean Power Technologies, Inc. (the “Company”) on June 18, 2021 (as described in the Company’s Current Report on Form 8-K filed on June 21, 2021), George H. Kirby III, the Company’s former President and Chief Executive Officer, entered into a letter agreement with the Company respecting his resignation. Under the letter agreement, Mr. Kirby will receive one year of base salary as severance and a prorated portion of his cash bonus for fiscal 2021. The Company also agreed to extend the expiration date of his vested stock options for 180 days from June 18, and to reimburse Mr. Kirby for his COBRA premiums until the earlier of June 18, 2022 or the date he becomes eligible for health insurance coverage from new employment. Under the terms of the letter agreement, Mr. Kirby also provided a release of all claims against the Company.

The foregoing description of the letter agreement is qualified in its entirety by reference to the full text of the letter agreement which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibits

*10.1	Letter Agreement between the Company and George H. Kirby III dated effective July 16, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: July 16, 2021	/s/ Philipp Stratmann
Philipp Stratmann
President and Chief Executive Officer